UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2005

_________________________

FLUSHING FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

_________________________

Delaware	000-24272	11-3209278
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

1979 Marcus Avenue, Suite E140, Lake Success, New York 11042

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (718) 961-5400

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 20, 2005, Flushing Financial Corporation (“FFC”), a Delaware corporation, and Atlantic Liberty Financial Corp. (“ALFC”), a Delaware corporation, entered into an Agreement and Plan of Merger, which provides for the merger of ALFC with and into FFC and for the merger of Atlantic Liberty Savings, F.A., a wholly owned subsidiary of ALFC, with and into Flushing Savings Bank, FSB, a wholly owned subsidiary of FFC (the “Merger Agreement”).  A copy of the Merger Agreement is attached as Exhibit 2.1 hereto. A copy of the joint press release issued by FFC and ALFC with respect to the Merger Agreement is attached as Exhibit 99.1 hereto.

ALFC stockholders may elect to receive $24.00 in cash or 1.43 FFC shares per ALFC share owned, or a combination thereof, subject to an aggregate allocation to all ALFC stockholders of 65% stock and 35% cash. The transaction has an aggregate value of approximately $41.9 million, based on FFC’s share price at the close of business on December 20, 2005.

The Merger Agreement included as Exhibit 2.1 includes customary covenants of FFC and ALFC, including, among others, covenants (i) by ALFC to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the Merger, (ii) not to engage in certain types of transactions during such period and (iii) not to solicit proposals relating to alternative business combination transactions.  The Merger Agreement also contains representations and warranties that FFC and ALFC made to each other.  These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to by FFC and ALFC in connection with negotiating the terms of the Merger Agreement, and may have been included in the Merger Agreement for purposes of allocating the risk between FFC and ALFC rather than establishing matters as facts.  Accordingly, the Merger Agreement is included in this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.  The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the merger that will be contained in, or incorporated by reference into, the proxy statement/prospectus that the parties will be filing in connection with the merger, as well as in the Forms 10-K, Forms 10-Q and other filings that each of FFC and ALFC make with the Securities and Exchange Commission (“SEC”).

ALFC has the right, under certain circumstances, to terminate the Merger Agreement if the price of FFC’s common stock both declines (i) by 15% outright and (ii) by 15% compared to a group of its peers specified in the Merger Agreement.  The Merger Agreement provides for a termination fee payable to FFC if the Merger Agreement is terminated under certain circumstances.  The Merger Agreement also provides for a termination fee payable to ALFC if the Merger Agreement is terminated under certain circumstances.

This transaction is intended to qualify as a tax-free reorganization for federal income tax purposes.  As a result, to the extent that the exchange of shares of ALFC common stock is made solely for FFC common stock, the exchange should not be taxable to ALFC stockholders.

The foregoing description of the merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

The Merger Agreement has been approved by the Boards of Directors of both FFC and ALFC.  The completion of the transaction is subject to all required regulatory approvals, approval of the stockholders of ALFC and other customary conditions.  FFC stockholder approval is not required.

Additional Information About This Transaction

FFC will file a registration statement on Form S–4, which will contain a proxy statement/prospectus to be distributed to the stockholders of ALFC in connection with their vote on the proposed transaction, and both companies will file other relevant documents concerning the proposed transaction with the SEC.  Investors and stockholders of ALFC and FFC are urged to read the registration statement, the proxy statement/prospectus and the other relevant materials when they become available, as well as any amendments or supplements to those documents, because they will contain important information.  You will be able to obtain a free copy of the filings containing information about FFC and ALFC at the SEC's website (http://www.sec.gov).  You may also obtain these documents, free of charge, from FFC’s website (www.flushingsavings.com) or from ALFC’s website (www.atlanticlibertysavings.com).

Participants in this Transaction

FFC and ALFC, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of ALFC in connection with this proposed transaction. Information about the directors and executive officers of FFC and ALFC and information about other persons who may be deemed participants in this transaction will be included in the proxy statement/prospectus. Information about the directors and executive officers of FFC is set forth in FFC’s proxy statement filed with the SEC on April 5, 2005.  Information about the directors and executive officers of ALFC and their ownership of ALFC common stock is set forth in ALFC’s proxy statement filed with the SEC on July 15, 2005.

Keefe, Bruyette & Woods, Inc. served as financial advisor and Thacher Proffitt & Wood LLP served as legal counsel to FFC.  Sandler O'Neill & Partners, L.P. served as financial advisor and Luse, Gorman, Pomerenk & Schick, P.C. served as legal counsel to ALFC.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a) - (b) Not applicable.

(c)	Exhibits

Note:  Disclosure Schedules to the Agreement and Plan of Merger, which include lists of items to be disclosed by, and exceptions to, the representations and warranties contained in the Agreement and Plan of

Merger, have not been filed; upon request, FFC will furnish supplementally to the SEC a copy of any omitted schedule.

The following Exhibits are filed as part of this report.

Exhibit 2.1        Agreement and Plan of Merger, dated December 20, 2005, by and between FFC and ALFC.

Exhibit 99.1      Joint Press Release of FFC and ALFC, dated December 21, 2005, announcing the signing of the Agreement and Plan of Merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUSHING FINANCIAL CORPORATION

By:	/s/ John R. Buran
Name: John R. Buran
Title: President and Chief Executive Officer

Dated: December 23, 2005

EXHIBIT INDEX

Note:

Disclosure Schedules to the Agreement and Plan of Merger, which include lists of items to be disclosed by, and exceptions to, the representations and warranties contained in the Agreement and Plan of Merger, have not been filed; upon request, FFC will furnish supplementally to the SEC a copy of any omitted schedule.

Exhibit No.	Description of Exhibit
Exhibit 2.1	Agreement and Plan of Merger, dated December 20 2005, by and between FFC and ALFC.
Exhibit 99.1	Joint Press Release of FFC and ALFC, dated December 21, 2005, announcing the signing of the Agreement and Plan of Merger.